UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

TXU Corp.

(Name of Registrant as Specified In Its Charter)

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Additional Information and Where to Find It
In connection with the proposed merger of TXU Corp. (the “Company”) with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMIPRORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan, Dallas, Texas 75201, telephone: (214) 812-4600, or from the Company’s website, http:www.txucorp.com.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2006. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.
TXU LIVE AND ONLINE
This venture obviously did not happen overnight, can you respond as to how long this event has been in the works?
As John Wilder explained in the town hall meeting, serious discussions of merger have been underway since January. The TXU board and management team have been strategically evaluating how to best reshape TXU’s strategy, in light of various factors including input from stakeholders, the new competitive marketplace, the growing and diverse energy needs of Texas, growing concerns around climate change, and other issues. As we were going through this process, we were approached by the investor group with a proposal that addressed our key strategic objectives. It became clear that the TXU board, TXU management team and the investor group had a shared vision to transform TXU into the most customer-centered, technology-led, environmentally responsible innovator in the industry.

After carefully evaluating various options in terms of the company’s structure, we determined that private ownership with these partners was the best solution to effectively and efficiently enable this critical transformation in a timely manner. By transitioning to private ownership, we will free ourselves from the short-term financial pressures affecting public companies and team up with a group of investors committed to making investments through technological innovation and business transformation.
Did I understand Mr. Wilder correctly that benefits, retirement, severance would not be changed thru the end of 2008?
Yes, as John Wilder said in the town hall meeting February 27, the merger agreement includes a variety of features that are intended to protect employees and are really designed to give them comfort that nothing will happen to our current compensation plans or benefits during the transition period to a private company. The best thing that employees can do is to continue to do their job, work safely, work productively, and continue what they’ve been doing over the last three years and continue to move this company along as a great company.
Will this morning’s announcement affect pay increases and bonuses for 2007.
No. Annual incentive programs and merit pay increases based on 2006 business results will not be affected by the merger agreement. By now, you should have seen John Wilder’s announcement regarding 2006 results on TXU Connect, and results for your business unit. If you have questions about incentive payments or merit pay increase, ask your manager to discuss these results and their effect on you. Employees should also be working with their managers to establish performance plans for 2007
Many of us would like to know what this will mean for the employees that are still participating in the traditional retirement plan.
The retirement plan is expected to stay the same for the foreseeable future. Please listen to John Wilder’s town hall meeting video. In it, he says that under the terms of the merger agreement TXU’s current pay, health benefits, and retirement programs — including the traditional retirement plan —cannot change until the end of 2008. Following this period, the same considerations — such as economic conditions and market competitiveness — as always will influence benefit and compensation programs.
How will this change from building 11 plants to three plants affect the state of Texas long term concerning population growth and the possibility of blackouts?
Our plan, in conjunction with anticipated actions by other developers and generators, should provide sufficient power for Texas in the near term. We remain committed to enhancing Texas’ energy supply to meet future needs and will work collaboratively with Texas leaders to address this future need in a manner that allows for incorporation of new technology advancements and alternative energy sources. We will continue to evaluate, along with ERCOT, the longer-term issues as we make progress.
I know that this is creating an exciting environment for the executives since financials will no longer have to be disclosed? What are the opportunities be for those of us on the front lines?
We believe this is a very exciting development for employees. Our new partners have a history of working with management teams and talented employees to build great companies.
First and foremost, this transaction enables TXU to take a longer term view on growth investments and create an even more sustainable company for the long term. This means job growth for all of us.
We expect this transaction will result in greater investment in TXU’s businesses, leading to growth and more job advancement opportunities. We also believe that transaction gives employees the opportunity to be part of something truly extraordinary. Our goal is nothing short of making Texas the most innovative, environmentally responsible, state-of-the-art electric market in the nation.
It is anticipated that the Company will continue to file periodic reports with the Securities and Exchange Commission following the transaction because the Company and/or its subsidiaries will have outstanding public debt.